UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California (State of incorporation or organization)	94-3127919 (I.R.S. Employer Identification No.)
1301 Harbor Bay Parkway, Suite 100, California (Address of Principal executive offices)	94502 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Shares, no par value Common Share Purchase Warrants	Name of each exchange on which each class is to be registered NYSE Amex NYSE Amex

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

The descriptions of the Registrant's common shares, no par value, and common share purchase warrants are incorporated by reference to the Prospectus contained in Registrant's Post-Effective Amendment No. 4 on Form S-1 to Registration Statement on Form S-2, No. 333-109442, filed with the Commission on September 4, 2009.  Any prospectus filed under Rule 424(b) under the Securities Act with respect to such Registration Statement shall be deemed to be incorporated by reference into this registration statement.

Item 2.  Exhibits.

1.
A copy of the specimen certificate for the common shares being registered is included as an Exhibit to Registration Statement on Form S-1, File Number 33-44549 filed with the Securities and Exchange Commission on December 18, 1991, and Amendment No. 1 and Amendment No. 2 thereto filed with the Securities and Exchange Commission on February 6, 1992 and March 7, 1992, respectively, which exhibit is incorporated herein by reference.

2.
A copy of the certificate for the common share purchase warrants being registered is included as Exhibit 4.5 to Registrant's Registration Statement on Form S-2, No. 333-128083, filed with the Commission on September 2, 2005, which exhibit is incorporated herein by reference.

3.
A copy of the form of Warrant Agreement for the common share purchase warrants being registered is included as Exhibit 4.4 to Registrant's Amendment No.1 to Registration Statement on Form S-2, No. 333-109442, filed with the Commission on November 13, 2003, which exhibit is incorporated herein by reference.

4.
A copy of the form of Amendment of Warrant Agreement for the common share purchase warrants being registered is included as Exhibit 4.7 to Registrant's Registration Statement on Form S-2, No. 333-128083, filed with the Commission on September 2, 2005, which exhibit is incorporated herein by reference.

5.
Articles of Incorporation, as amended, are included as Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, Exhibit 3.2 to Registrant’s Form 10-Q for the quarter ended June 30, 2006, and Exhibit 3.1 to Registrant’s Form 8-K filed with the Commission on October 20, 2009, which exhibits are incorporated herein by reference.

6.
Bylaws, as amended, are included as Exhibit 3(c) to Registrant's Registration Statement on Form S-1, No. 33-48717 and Post-Effective Amendment No. 1 thereto, filed with the
Securities and Exchange Commission on June 22, 1992 and August 27, 1992, respectively, which exhibit is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BioTime, Inc.

Date: October 23, 2009	By /s/ Steven A. Seinberg
Chief Financial Officer